UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

Tidewater Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐         Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 22, 2022 (the “Closing Date”), Tidewater Inc., a Delaware corporation (“Tidewater”), completed its acquisition (the “Acquisition”) of all of the issued and outstanding shares of Swire Pacific Offshore Holdings Limited, a limited company organized under the laws of Bermuda (“SPO”), from Banyan Overseas Limited, a limited company organized under the laws of Bermuda (“Seller”). As part of the consideration for the Acquisition, Tidewater issued to Seller warrants (“Warrants”) to initially purchase up to 8,100,000 shares of Tidewater’s common stock, par value $0.001 per share (“Common Stock”). The Acquisition was effected pursuant to the Share Purchase Agreement, dated March 9, 2022, by and among Tidewater, Seller and SPO (the “Share Purchase Agreement”). On the Closing Date, Tidewater, SPO and Seller entered into a Closing Agreement and Amendment to Share Purchase Agreement (the “Closing Agreement”), which set forth the parties’ agreement with respect to certain closing matters. The Share Purchase Agreement, as amended by the Closing Agreement, is herein referred to as the “Purchase Agreement.” On the Closing Date, Tidewater and Seller also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Tidewater agreed to register for resale the shares of Common Stock issuable upon exercise of the Warrants.

Item 8.01         Other Events

Second Amendment to Share Purchase Agreement

On June 27, 2022, Tidewater, Seller and SPO entered into a Second Amendment to Share Purchase Agreement (the “Purchase Agreement Amendment”). Under the Purchase Agreement (prior to the execution of the Purchase Agreement Amendment), Seller had the discretion to elect to pay cash or deliver Warrants or use a combination of cash and Warrants to satisfy its indemnification obligations under the Purchase Agreement. Pursuant to the Purchase Agreement Amendment, Seller continues to have discretion to choose among these options, but Tidewater’s consent is now required for Seller to utilize Warrants to satisfy all or part of its indemnification obligations under the Purchase Agreement.

First Amendment to Registration Rights Agreement

On June 27, 2022, Tidewater and Seller entered into a First Amendment to Registration Rights Agreement (the “Registration Rights Agreement Amendment”). Among other things, the Registration Rights Agreement Amendment (i) increased the maximum number of Shelf Takedown Requests (as defined in the Registration Rights Agreement) permitted during any twelve months from two to three and in the aggregate from three to five, (ii) added certain additional limitations on when Tidewater may delay complying with a Shelf Takedown Request, and (iii) added a provision governing the conduct of certain primary offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date: July 1, 2022	By:	/s/ Daniel A. Hudson
Name: Daniel A. Hudson
Title: Executive Vice President, General Counsel and Corporate Secretary

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